Exhibit 23.1

L•B•B

LOPEZ, BLEVINS, BORK & ASSOCIATES, LLP   * * *   CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT AUDITOR’S CONSENT

We hereby consent to the incorporation of our report dated February 10, 2005 in this Registration Statement on Form SB-2 of Si3 Technology, Inc.

We also consent to the reference to us under the heading “Experts” in such Document.

March 1, 2005

/s/ Lopez, Blevins, Bork & Associates, LLP
Lopez, Blevins, Bork & Associates, LLP Houston, Texas

2500 WILCREST DRIVE, SUITE 150   •   HOUSTON, TEXAS 77042   •   TEL: (713) 877-9944   •   FAX: (713) 979-1735